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                                                                     EXHIBIT 5.0

                         ________________________, 2006

Board of Directors
Liberty Bancorp, Inc.
16 West Franklin Street
Liberty, Missouri 64068

      Re: Registration Statement on Form SB-2

Dear Board Members:

      We have acted as special counsel to Liberty Bancorp, Inc., a Missouri corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement") initially filed on _____________, 2006 by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

      The Registration Statement relates to the proposed issuance by the Company of up to 3,042,563 shares (the "Offered Shares") of common stock, $0.01 par value per share, of the Company (the "Common Stock") in a subscription offering, a community offering and a syndicated community offering (the "Offerings") pursuant to the Plan of Conversion and Reorganization (the "Plan of Conversion") adopted by Liberty Savings Mutual Holding Company, Liberty Savings Bank, F.S.B. (the "Bank") and the Company. It also relates to up to 2,115,187 shares (the "Exchange Shares") of Common Stock to be exchanged for outstanding shares of common stock, $1.00 par value per share, of the Bank pursuant to the Plan of Conversion. Capitalized terms used herein have the meanings given them in the Plan of Conversion unless otherwise defined herein.

      In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Company's Articles of Incorporation filed with the Missouri Corporations Division on February 14, 2006; (ii) the Company's Bylaws; (iii) the Registration Statement, including the prospectus contained therein and the exhibits thereto; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Common Stock being registered under the Registration Statement; (v) the Plan of Conversion;
(vi) the trust agreement for the Bank's employee stock ownership plan (the "ESOP") and the form of loan agreement between the Company and the ESOP; and
(vii) the form of stock certificate approved by the Board of Directors of the Company to represent shares of Common Stock. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

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Board of Directors
Liberty Bancorp, Inc.
____________________, 2006
Page 2

      In our examination, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

      Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than the corporate law of the State of Missouri. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

      For purposes of this opinion, we have assumed that, prior to the issuance of any shares, (i) the Registration Statement, as finally amended, will have become effective under the Act and (ii) the Bank Merger will have become effective.

      Based upon and subject to the foregoing, it is our opinion that:

      (1) upon the due adoption by the Board of Directors of the Company (or authorized committee thereof) of a resolution fixing the number of shares of Common Stock to be sold in the Offerings, the Offered Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable; and

      (2) the Exchange Shares, when issued in accordance with the terms of the Plan of Conversion upon consummation of the Merger contemplated therein, will be validly issued, fully paid and nonassessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to Liberty Savings Mutual Holding Company's Application on Form AC to be filed with the Office of Thrift Supervision (the "OTS Application"), and to the reference to our firm under the heading "Legal and Tax Opinions" in the prospectus which is part of the Registration Statement as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Plan of Conversion that is filed pursuant to Rule 462(b) of the Act, and to the reference to our firm in the OTS Application. In giving such consent, we do not hereby admit that we are experts or are otherwise within the

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Board of Directors
Liberty Bancorp, Inc.
____________________, 2006
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category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              MULDOON MURPHY & AGUGGIA LLP